Exhibit (23)





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-9127 on Form S-3 dated August 28, 1987, Registration Statement No. 33-19555 on Form S-3 dated January 15, 1988, Post-Effective Amendment No. 2 to Registration Statement No. 33-14682 on Form S-8 dated April 28, 1989, Registration Statement No. 33-28638 on Form S-8 dated May 10, 1989, Registration Statement No. 33-54059 on Form S-8 dated June 10, 1994, and Registration Statement No. 33-55399 on Form S-8 dated September 8, 1994 of our report dated September 22, 1994 with respect to the financial statements of Aeroquip Corporation Retirement Savings Plan for Hourly Employees included in the Annual Report (Form 11-K) for the plan year ended March 31, 1993.










                                         /S/ ERNST & YOUNG LLP
                                         ERNST & YOUNG LLP





Toledo, Ohio
September 28, 1994














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